UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003



SURETY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)


Delaware
001-12818
72-2065607
(State of Incorporation)
(Commission File Number)
(IRS Employer Identification No)




1501 Summit Avenue, Fort Worth, Texas 76102
(Address of principal executive offices)

  Registrant's telephone number, including area code: (817) 335-5955



Not Applicable
(Former name or former address, if changed since last report.)





Item 5.	Other Events and Regulation FD Disclosure. On November 12, 2003,
Surety Capital Corporation (the "Company") issued a press release announcing, among other things, that Surety Bank, N.A. (the "Bank"), its wholly-owned subsidiary, has signed a definitive agreement to sell four of the Bank's branches. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference. Attached as Exhibit 99.2 is a copy of the Branch Purchase and Assumption Agreement, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
Not Applicable.

(b)	Pro Forma Financial Information.
Not Applicable.

(c)	Exhibits.
Exhibit 99.1

Press Release dated November 12, 2003.
Exhibit 99.2

Branch Purchase and Assumption Agreement entered into as of October 31, 2003 between Surety Bank, N.A. and W. Marvin Rush, as Agent for the organizers of Texstar Bank.

Forward-Looking Information



This current report on Form 8-K contains, and future oral and written statements of Surety Capital Corporation (the "company") and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "hope," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events.

The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have material adverse effects on the operations and future prospects of the company and its subsidiaries include, but are not limited to, the following:

(i) the ability of the company to consummate the branch sale transaction announced above and to continue to progress toward the completion of the initiatives discussed above;

(ii) the strength of the United States economy in general and the strength of the local economies in which the company conducts its operations which may be less favorable than expected and may result in, among other things, a deterioration in the credit quality and value of the company's assets;

(iii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States (which may include military action) to any such threats and attacks;

(iv) the costs, effects and outcomes of existing or future litigation;

(v) the effects of, and changes in, federal, state and local laws, regulations and policies affecting banking, securities, insurance and monetary and financial matters;

(vi) the effects of changes in interest rates (including the effects of changes in the rate of prepayments of the company's assets) and the policies of the Board of Governors of the Federal Reserve System;

(vii) the ability of the company to compete with other financial institutions as effectively as the company currently intends due to increases in competitive pressures in the financial services sector;

(viii) the inability of the company to obtain new customers and to retain existing customers;

(ix) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet;

(x) technological changes implemented by the company and by other parties, including third party vendors, which may be more difficult or more expensive than anticipated or which may have unforeseen consequences to the company and its customers;

(xi) the ability of the company to develop and maintain secure and reliable electronic systems;

(xii) the ability of the company to retain key executives and employees and the difficulty that the company may experience in replacing key executives and employees in an effective manner;

(xiii) consumer spending and saving habits which may change in a manner that affects the company's business adversely;

(xiv) business combinations and the integration of acquired businesses that may be more difficult or expensive than expected;


(xv) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board;

(xvi) the ability of the company to manage the risks associated with the foregoing as well as its inability to meet its obligations under the subordinated convertible notes including interest payments that became due March 31, 2002 and subsequent periods which the company has not made; and

(xvii) the ability of the company to comply with the terms of the Formal Agreement with the OCC entered into on February 18, 2003.


These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the company and its business, including other factors that could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission.


Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURETY CAPITAL CORPORATION

By: 	 /s/ Richard N. Abrams
	Chairman

Date:  November 12, 2003

INDEX TO EXHIBITS

Exhibit 99.1
Press Release dated November 12, 2003.

Exhibit 99.2
Branch Purchase and Assumption Agreement entered into as of October 31, 2003 between Surety Bank, N.A. and W. Marvin Rush, as Agent for the organizers of Texstar Bank.


Exhibit 99.1

[Press Release]



Exhibit 99.2

[Branch Purchase Agreement]